Exhibit 99.1

SurModics Announces Organizational and Leadership Changes

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--March 4, 2010--SurModics, Inc. (Nasdaq: SRDX), a leading provider of drug delivery and surface modification technologies to the healthcare industry, announced today certain organizational and leadership changes designed to support future growth by better meeting customer needs, leveraging its multiple competencies across the organization, and building on its pharmaceutical industry experience.

Effective immediately, SurModics will be organized by functional expertise rather than its previous business unit structure. The Company remains committed to its key markets – Cardiovascular, Ophthalmology, and Diagnostics, and this new organizational structure will provide a more effective platform to support SurModics’ growing business in “Therapeutic: Other Markets.” Specifically, it will allow the Company to better participate in a wide and growing number of additional markets for its current and future technologies with medical device, pharmaceutical, and biotechnology companies.

“Today’s changes complete the task of converting SurModics into a singular organization,” said Bruce Barclay, president and CEO. “Our new structure will allow us to better meet customer needs and leverage our customer relationships across our many and ever-increasing technologies and products. In addition to consolidating SurModics’ sales and marketing and research and product development efforts, these changes will enhance accountability on the management of customer relationships and revenue targets and improve resource allocation.”

The new, single sales and marketing organization is designed to better meet customers’ needs for SurModics’ numerous technologies and products across all markets and customers. Mr. Charlie Olson, formerly Vice President and General Manager of Cardiovascular, will be promoted to Senior Vice President, Business Development and Marketing, responsible for licensing, sales and marketing of all of the Company’s products and technologies to its entire customer base.

Product development groups will also be combined to better leverage existing technologies for development of new solutions and products internally and to more effectively collaborate with customers to solve their technical requirements. Mr. Brian Robey, currently Vice President, Product Development and Operations, will be promoted to Senior Vice President, Product Development, responsible for all product development activities, including most of our customer supported programs, at all sites and for all technologies. In addition, John Middleton, PhD, currently Vice President, SurModics Pharmaceuticals in Birmingham, Alabama, will be promoted to Vice President, Drug Delivery Product Development, and become an officer of SurModics. Dr. Middleton will report to Mr. Robey, and be responsible for all drug delivery product development activities, including all early phase clinical trial projects.

A single research organization will combine the technical capabilities of SurModics’ innovative and creative research groups to foster new and valuable approaches that result in proprietary solutions for customers. Art Tipton, PhD, currently Vice President, SurModics, and President, SurModics Pharmaceuticals, will be promoted to Senior Vice President and Chief Scientific Officer, responsible for all of the Company’s research activities. In addition, Dr. Tipton will continue to support the Company’s sales efforts to pharmaceutical companies, leveraging his deep customer relationships and extensive industry network.

In addition, two new officers will join SurModics effective March 8, and report to Mr. Barclay. These new officers, Mr. Eugene Rusch and Mr. Joseph Stich, will provide the Company with enhanced pharmaceutical industry experience as well as specific expertise in two areas of anticipated significant activity and future growth: product manufacturing and corporate development.

Mr. Rusch has joined the Company as Vice President, Manufacturing. Based in Birmingham, Alabama, he will be responsible for all product manufacturing, supply chain, facilities and late stage clinical and commercial drug delivery product manufacturing. Most recently, Mr. Rusch was Vice President, Manufacturing at Alkermes, Inc. In addition, Mr. Rusch brings more than 20 years of pharmaceutical manufacturing experience from Hoffmann-La Roche Ltd. to SurModics.

Mr. Stich has joined the Company as Vice President, Corporate Development and Strategy. He will be based in Eden Prairie, Minnesota with responsibility for corporate development and strategic planning activities. Previously, Mr. Stich was Vice President of Corporate Development for Abraxis BioScience, LLC. Prior to Abraxis, he was a Vice President at MGI Pharma, Inc., and also held several management positions at Sanofi-Aventis Pharmaceuticals.

Other organizational changes include the departure of Paul Lopez, Ophthalmology Division President, whose responsibilities will be assumed by Mr. John Saharek, currently Director, Commercial Development in SurModics’ Ophthalmology business. Mr. Saharek will be responsible for all ophthalmology sales activities worldwide, and sales to pharmaceutical companies in the western U.S. Mr. Saharek joined SurModics in 2006 and has over twenty years experience in ophthalmology and healthcare, including six years at Bausch & Lomb. Additionally, current officers Lise Duran, PhD, Vice President, Research (Minnesota) and Doug Astry, General Manager, In Vitro Technologies, will be leaving the Company.

“Our business and technology prospects are strong and growing, and our existing development projects are continuing to track to expectations,” said Barclay. “Project teams comprised of SurModics and its customers are working well together and making impressive progress. As we anticipate the next wave of growth at SurModics, it is crucial to augment our expertise by adding substantial new experience in the pharmaceutical industry, particularly in drug delivery. Moreover, we will remain focused on continuing to provide our customers with the level of support they have come to expect from SurModics. I am confident that these organizational and leadership changes will strengthen our ability to grow our business and fulfill our vision of improving the lives of patients around the world.”

Finally, SurModics announced that it will consolidate selected facilities. This includes closing its sales office in Irvine, California. In addition, the Company will be relocating BioFX diagnostic product manufacturing, now located in Maryland, to its Eden Prairie, Minnesota headquarters. Finally, as previously announced, the Company will continue its work to consolidate multiple facilities in Birmingham, Alabama into its newly opened cGMP manufacturing and development facility.

As a result of these organizational and leadership changes, the Company expects to take a one-time restructuring charge of approximately $0.9 to $1.5 million in the second quarter of fiscal 2010. Also, in connection with these initiatives, SurModics expects to save approximately $0.5 to $1.0 million on an annualized basis.

SurModics, Inc.
SurModics’ vision is to extend and improve the lives of patients through technology innovation. The Company partners with the world’s foremost medical device, pharmaceutical and life science companies to develop and commercialize innovative products that result in improved diagnosis and treatment for patients. Core offerings include: drug delivery technologies (coatings, microparticles, nanoparticles, and implants); surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and specialized surfaces for cell culture and microarrays. SurModics is headquartered in Eden Prairie, Minnesota and its SurModics Pharmaceuticals subsidiary is located in Birmingham, Alabama. For more information about the Company, visit www.surmodics.com.

Safe Harbor for Forward Looking Statements
This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, such as those regarding the anticipated expense reductions and restructuring charges, our future growth prospects, and the potential benefits of our organizational and leadership changes, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including those identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

CONTACT:
SurModics, Inc.
Phil Ankeny, 952-829-2700
Senior Vice President and Chief Financial Officer